UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of Earliest Event Reported): October 12, 2011 CPI CORP. (Exact Name of Registrant as Specified in its Charter) Delaware (State or Other Jurisdiction of Incorporation) 1-10204 43-1256674 (Commission File Number) (I.R.S. Employer Identification No.) 1706 Washington Ave., St. Louis, Missouri 63103 (Address of Principal Executive Offices) (Zip Code) (314) 231-1575 (Registrant's Telephone Number, Including Area Code) Not Applicable (Former Name or Former Address, if Changed Since Last Report.) Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below): [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing On October 18, 2011, CPI Corp. issued a press release announcing that it had received notice on October 12, 2011 from the New York Stock Exchange ("NYSE") that, due to its average market capitalization falling below $50 million over a consecutive 30 day trading period, the Company is currently out of compliance with the NYSE's listing standards. A copy of the press release is attached hereto as Exhibit 99.1 and the information in the press release is incorporated herein by reference. Item 9.01 Financial Statements and Exhibits (d) Exhibits Exhibit No. 99.1 Press release issued on October 18, 2011, regarding notice from the NYSE on October 12, 2011 that CPI Corp. is currently out of compliance with the NYSE's listing standards. SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. CPI Corp. By:/s/Dale Heins _____________________ Dale Heins Executive Vice President, Finance, Chief Financial Officer and Treasurer (Principal Financial Officer) October 18, 2011